                                                                    EXHIBIT 15.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                        MER Telemanagement Solutions Ltd.
                     22 Zarhin st., Ra'anana, 43662, Israel

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) and Form F-3
(File No. 333-128225) of Mer Telemanagement Solutions Ltd. of our report dated
January 19, 2007, relating to the financial statements of Jusan, S.A., which appears in this Annual Report on Form 20-F.

BDO AUDIBERIA AUDITORES, S.L.

/s/ BDO Anderson
----------------

Madrid, Spain, March 28, 2007